EXHIBIT 10.1


                                EXPLORATION AGREEMENT


               This Agreement (the "Agreement") is entered into effective as of July 1, 1996 (the "Effective Date") by and between McMoRan Oil & Gas Co., a Delaware corporation, whose address is 1615 Poydras Street, Post Office Box 60004, New Orleans, Louisiana 70160 (hereinafter referred to as "MOXY"), and Freeport-McMoRan Resource Partners, Limited Partnership, a limited partnership formed under the laws of the State of Delaware, acting herein through its administrative managing general partner, Freeport-McMoRan Inc., whose address is 1615 Poydras Street, Post Office Box 60004, New Orleans, Louisiana 70160 (hereinafter referred to as "FRP").

               WHEREAS, MOXY entered into that certain Exploration Agreement Bay Junop with Phillips Petroleum Company ("Phillips") dated effective as of June 13, 1995, a copy of which is attached hereto as Exhibit "A" (the "MOXY/Phillips Agreement") and made a part hereof, covering the exploration and exploitation of certain structures which may be potentially productive of hydrocarbons;

               WHEREAS, pursuant to the terms of the MOXY/Phillips Agreement, MOXY assigned and conveyed to Phillips an undivided fifty percent (50%) of MOXY's right, title and interest in and to the Properties and Other Agreements, as defined in the MOXY/Phillips Agreement, by Assignment and Conveyance dated effective June 13, 1995, and recorded November 9, 1995, in Conveyance Book No. 1484, under Entry No. 965748 in the records of Terrebonne Parish, Louisiana (the "Phillips Assignment"); and

               WHEREAS, FRP and MOXY desire to enter into this Agreement;

               NOW THEREFORE, for and in consideration of the premises set forth above, and the mutual promises and covenants herein contained, to be kept and performed by the parties hereto, and other good and valuable consideration, MOXY and FRP do hereby agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

               Unless  the  context  clearly indicates otherwise, the terms and phrases used herein shall have the meanings and/or definitions as set forth in the MOXY/Phillips Agreement. For purposes of this Agreement, the term "the parties" or "participants" shall include FRP and MOXY.

                                      ARTICLE II
                          RIGHTS IN MOXY/PHILLIPS AGREEMENT

               MOXY does hereby transfer, grant, bargain, sell, convey and assign to FRP an undivided fifty percent (50%) of MOXY's rights, titles and interests in the MOXY/Phillips Agreement, together with like undivided interests in and to all the property and rights incident thereto, to the extent and only to the extent that such rights, titles and interests in the MOXY/Phillips Agreement are necessary to give force and effect to the terms and conditions of this Agreement. FRP hereby agrees to be bound by the terms of the MOXY/Phillips Agreement except as to Articles XIX and XXII.
                                     ARTICLE III
                               ASSIGNMENT OF PROPERTIES

               Concurrent with the execution of this Agreement, MOXY shall execute and deliver to FRP two (2) Assignments and Conveyances in which MOXY assigns to FRP an undivided fifty percent (50%) of its right, title and interest (being 50% of MOXY's undivided 50% interest remaining after the Phillips Assignment) in and to the Properties and the Other Agreements, on the forms attached hereto as Exhibit "B" (the "LL&E et. al. Assignment") and "C" (the "TOCE Assignment") which are made a part hereof (collectively, the "Assignments"). Upon the execution and delivery of the LL&E Assignment, FRP shall immediately record same on the public records of Terrebonne Parish, Louisiana. FRP shall not record the TOCE Assignment until after MOXY provides written notice that FRP is free to record same. The Assignments shall be free and clear of all mortgages, claims, liens, overriding royalty interests, production payments and net profits interests, other than those referred to herein. All rights acquired by FRP under the Assignments shall be subject to the terms and conditions of this Agreement, the MOXY/Phillips Agreement and the Other Agreements.

                                      ARTICLE IV
                                   PROJECT INTEREST

               Upon the execution hereof and the Assignments, the Project Interest in the Properties, in the MOXY/Phillips Agreement, in the Other Agreements and in and to the 3-D Data shall be as follows:

                         Company                  Project Interest

                         FRP                           25.00%

                         MOXY                          25.00%

                         Phillips                      50.00%

          However, in a situation or circumstance where LL&E participates in an acquisition or operation pursuant to the provisions of the LL&E Agreement, the Project Interest of FRP, MOXY and Phillips shall be reduced proportionately.

                                      ARTICLE V
                                    LL&E AGREEMENT

               This Agreement is subject  to  the  Other Agreements.  Under the terms of the LL&E Agreement, LL&E has the right to participate for a twenty-five percent (25%) interest in, and to operate, any Prospect and well proposed within such Prospect. As to the first two prospects, the North Bay Junop and East Fiddler's Lake Prospect Areas, LL&E has declined participation by letter dated May 22, 1996, a copy of which is attached as Exhibit "D". Further, the parties have amended the LL&E Agreement by letter agreement dated April 15, 1996, a copy of which is attached as Exhibit "E".



                                      ARTICLE VI
                              REIMBURSEMENT OF SUNK COST

               A.   Consideration.   Concurrrent with the execution of this
          Agreement, FRP shall pay MOXY the following TOTAL AMOUNT:

          a.   Seismic and G&G PRE 3-D                 $   201,553.79
          b.   3-D Seismic Survey                      $ 1,033,180.47
          c.   Leasehold Cost                          $   825,091.23
                    TOTAL AMOUNT                       $ 2,059,825.49

          which is intended to represent twenty-five percent (25%) of the sunk costs in the Project Area recorded in MOXY's accounting records as of May 31, 1996 ("Sunk Costs"). All other Project Area costs shall be shared, according to the parties' Project Interest, except as otherwise provided herein; provided, however, that FRP shall not be liable for any Project Area costs incurred after the Effective Date that it has not approved. Expenses for ongoing title work for the Bay Junop Prospect Areas and the East Fiddler's Lake Prospect Areas, as hereinafter described, are hereby approved. MOXY has made available to FRP copies of documentation and accounting information evidencing the expenditures set out in Article VI A. a., b. and c. above. The above reimbursement of Sunk Costs specifically includes the cost to MOXY for the GECO-Prakla processing of the 3-D Data.

               B. Prior payments for Costs. FRP shall not be entitled to any of the Sunk Costs paid by Phillips to MOXY.

                                     ARTICLE VII
                                   JOINT OPERATIONS

               Prospects shall be designated (including any designation by the parties hereto) within the Project Area using the same procedures as set out in the LL&E Agreement, except as otherwise provided herein and in the MOXY/Phillips Agreement. FRP shall have the right to participate to the extent of its Project Interest in the designation process. In the event LL&E does not elect to exercise its option to operate as set out in the LL&E Agreement, it is acknowledged by FRP that Phillips may elect to be designated operator on a Prospect by Prospect basis for any drilling and/or production operations within each Prospect Area. Other than the Bay Junop Prospect Area and East Lake Fiddler's Prospect Area, as hereinafter described, no Prospect Area, as defined in the LL&E Agreement, shall be larger than one thousand two hundred and eighty (1,280) acres without the mutual consent of the Parties. Failure to timely respond to a Prospect designation and well proposal thereon shall be deemed an election not to participate in such well and Prospect. Any party electing not to participate in such a proposal shall not be entitled to participate in any further operation or interest within the Prospect Area and shall, within ten (10) days of written request, assign all right, title and interest in and to the Prospect to the party electing to participate in the well. FRP shall be entitled as a participating party to receive its proportionate share of any such assignments. The assignment shall have no burdens other than those referred to in Article XIV hereof. If the proposed well has not been commenced within one hundred and eighty (180) days from the date of the election not to participate or the well is not drilled to its proposed objective depth for reasons other than force majeure or conditions that would cause a prudent operator not to continue drilling to such objective depth, then the Prospect Area shall be null and void and of no further force or effect, and the participating party(ies) shall reassign any interest assigned to it within the Prospect Area by the non-participating party. The reassigned interest shall be free of any burdens created by the participating party subsequent to receiving the assignment from the non-participating party.

                                     ARTICLE VIII
                              INITIAL EXPLORATORY WELLS

               A. Promoted Wells. By letter agreements dated May 2 and 21, 1996, copies of which are attached as Exhibit "F", MOXY and Phillips have agreed, inter alia, that (i) the first well drilled on the Bay Junop Prospect Area, shall be considered the first Promoted Well and (ii) the first well drilled on the East Fiddler's Lake Prospect Area, shall be considered the second Promoted Well. FRP has agreed to participate in the first and second Promoted Well under the terms hereof. FRP shall pay thirty-three and thirty-three one-hundredths percent (33.33%) of 8/8ths of the costs attributable to the first Promoted Well (the first well drilled on the Bay Junop Prospect Area) which are incurred in the drilling, testing, evaluation and abandonment of such well, through rig release, as well as the costs of well site restoration in the event the well is a dry hole. If FRP elects to complete the well to produce hydrocarbons, after such an election has been made, FRP shall be responsible for all costs for such well to the extent of its Project Interest, subject to the terms and provision of the applicable Operating Agreement. As to the second Promoted Well (the first well drilled on the East Fiddler's Lake Prospect Area), FRP shall pay thirty percent (30%) of 8/8ths of the costs attributable to the well which are incurred in the drilling, testing, evaluation and abandonment of such well, through rig release, as well as the costs of well site restoration in the event the well is a dry hole. If FRP elects to complete the well to produce hydrocarbons, after such an election has been made, FRP shall be responsible for all costs for such well to the extent of its Project Interest, subject to the terms and provisions of the applicable Operating Agreement. All other costs in the Project Area shall be borne by FRP to the extent of its Project Interest, subject to the terms and provision of the applicable Operating Agreement.

               B. Limitation on Promote, Participation. If a good faith effort has been made by the operator of a Promoted Well to reach total depth as proposed for the drilling of such well, if such well is not drilled on a turnkey basis, and the cost incurred in the drilling of such well is equal to or greater that one hundred and twenty-five percent (125%) of the cost estimate or AFE under which the proposed well is drilled ("AFE"), then further operations on the Promoted Well and the cost therefor shall from that point forward be paid by FRP according to its Project Interest, subject to the terms and conditions of the applicable Operating Agreement. At such time as the cost incurred in the drilling of a promoted Well exceeds one hundred and fifty percent (150%) of the AFE, the parties shall have the option to withdraw from further participation in the drilling of such well. Any party so withdrawing shall from that time forward be deemed to have relinquished its interest in such well according to the nonparticipation penalty provisions of the applicable Operating Agreement for the Prospect for such Promoted Well until the participating party recovers the costs incurred for such well after the withdrawing party has withdrawn, plus penalties as to such costs.

               C. Substitute Promoted Well. If any Promoted Well is abandoned prior to reaching the total depth proposed for such well, and the cost incurred in drilling such well has exceeded one hundred and twenty-five percent (125%) of the AFE, then the second well and/or substitute well drilled in the Prospect for such Promoted Well shall not be considered a Promoted Well. However, should any Promoted Well be abandoned prior to reaching the total depth proposed for such well and before the cost incurred in drilling such well has exceeded one hundred and twenty-five percent (125%) of the AFE, and the parties desire to drill a substitute well therefor, said substitute well shall be considered a Promoted Well only until the cost of drilling such substitute well equals the difference between one hundred and twenty-five percent (125%) of the AFE for the Promoted Well and the actual cost incurred in drilling and abandoning the Promoted Well. All costs incurred in drilling the substitute well shall thereafter be shared by the parties according to their Project Interest, subject to the terms and provisions of the applicable Operating Agreement for the Prospect for such well.

                                      ARTICLE IX
                               AREA OF MUTUAL INTEREST

               A.   Notice of Acquisition.  Except as otherwise provided in
          Article X dealing with the selection  of  leases  under the State
          Agreement or the LL&E Agreement, if MOXY, FRP or Phillips ("Acquiring Party") acquires either an oil and gas lease (or any interest therein) or renews or extends an existing oil and gas lease subject to this Agreement or acquires any other mineral interest, including options to acquire oil and gas leases (and including any notices from Phillips to MOXY under the terms of
          Article IX of the MOXY/Phillips Agreement), covering lands lying within the AMI, or if the Acquiring Party enters into any type of agreement by which such an interest may be earned or otherwise acquired by conducting drilling, seismic, or other operations on the lands lying within the AMI, then the Acquiring Party shall promptly notify the others of such acquisition or such agreement. Any interest acquired by MOXY, FRP or Phillips in lands outside of the AMI, however, shall not be subject to the terms of this Agreement.

               B.   Election Period.  The notification  provided  for above
          shall contain all available title information, and copies of leases and agreements by which the interests were acquired, and all other pertinent instruments. It shall also describe in detail the cost and expense of such acquisition and any other obligations which may be incurred pursuant thereto. Except as hereinafter provided, each Party hereto shall have fifteen (15) days from receipt of notice thereof in which to elect to participate in such acquisition to the extent of its Project Interest. Failure to notify the Acquiring Party of its election within fifteen (15) days shall be deemed an election not to participate in such acquisition. However, if a drilling rig is on location within the AMI, then each Party shall have only forty-eight (48) hours from receipt of such notice in which to elect to participate in such acquisition, exclusive of Saturdays, Sundays and holidays.

               C. Assignment and Payments. The Acquiring Party and the participating parties under this Article shall share in the acquisition in the proportion that each such party's respective Project Interest bears to the sum of the Project Interest of the Acquiring Party and the participating parties. Upon receipt of an invoice from the Acquiring Party setting forth in detail the cost and expense of the acquisition, each participating parties shall promptly reimburse the Acquiring Party for its proportionate share thereof and/or assume its proportionate share of any obligations involved in such acquisition. The Acquiring Party shall then promptly assign to each participating party its Project Interest in the acquisition. Any assignments hereunder shall be made free and clear of mortgages (unless such mortgages are subordinated to this Agreement), claims, liens, overriding royalty interests, production payments, net profits interests, and other encumbrances or leasehold burdens placed thereon by the Acquiring Party or resulting from its ownership and operation of such lease or interest on and after the date of this instrument, except such burdens referred to in Article XIV hereof, or with which the lease or interest was burdened when acquired by the Acquiring Party, but otherwise without warranty of title, either express or implied. Additionally and notwithstanding the foregoing, to receive an assignment of its proportionate share of the interest acquired as a result of conducting drilling, seismic, or other operations on the AMI, the receiving party must have: (1) participated in all operations necessary for the acquisition of the interest, including completion operations and also must have paid all costs and expenses incurred in connection therewith; (2) participated in any previous drilling, seismic or other operations that were necessary or were a condition precedent to the operations resulting in the acquisition of the interest; and (3) participated in accordance with the terms, provisions, covenants, and conditions of the agreements governing the acquisition of interest.

               D. Acquired Interest Subject to this Agreement. If both MOXY and FRP elect to participate in any acquisition, then any such acquired interest shall thereafter be subject to this Agreement. Otherwise, such acquired interest will not be subject to this Agreement.

               E. Exclusions. The provisions of this Article shall not be applicable to acquisitions by any party hereto of oil and gas leases, undivided interests in oil and gas leases or other mineral interest through mergers (including acquisition of all or any portion of the assets or stock of another company), corporate reorganizations or through consolidation with a subsidiary or affiliated company, partnership or individual, nor shall any party hereto be obligated to tender any such interest which is acquired by a partnership in which such party is a limited partner or any other entity in which such party is a passive investor.

                                      ARTICLE X
                                   JOINT SELECTIONS

               Prior to making selection of leases under the LL&E Agreement and/or the State Agreement, MOXY, Phillips and FRP will conduct a technical meeting for the purpose of jointly agreeing on leases to be selected. The parties shall work together and shall attempt to reach mutual agreement as to the leases to be jointly selected. If the parties are unable to reach agreement, each party desiring to acquire a lease or leases will furnish to the other party a plat outlining the area it wishes to acquire, together with geological and/or geophysical data supporting the proposed selection. If, after considering the above provided information, the parties still cannot mutually agree on leases to be selected, then any disputed acreage shall not be selected until a Prospect Area is designated which encompasses such acreage within its boundaries, or until sixty (60) days prior to the last date in which leases can be selected under the LL&E Agreement or the State Agreement, whichever date is the earlier. Any party originally desiring not to participate in a proposed selection, shall be given notice when such selection is formally made and such party shall have fifteen (15) days from receipt of such notice to notify the selecting Party of its election to participate in the selection. Failure to respond within the fifteen (15) days period shall constitute an election not to participate.

               If a Party does not elect to participate in the selection of a lease, such lease shall not be subject to this Agreement and the Party not participating in the selection shall have no further interest in such lease under the terms of this Agreement or under the terms of the LL&E Agreement or the State Agreement, as applicable.

                                      ARTICLE XI
                                 OPERATING AGREEMENT

               Joint operations under this Agreement shall be conducted pursuant to the terms of the applicable Operating Agreement. The operating agreement attached to the LL&E Agreement as Exhibit "E" shall apply to those Prospects in which LL&E participates. The operating agreement attached to the MOXY/Phillips Agreement as Exhibit "D" shall apply to those Prospects in which LL&E does not participate. The term "Operating Agreement" shall mean the operating agreement applicable to a specific Prospect whether in the form of Exhibit "E" to the LL&E Agreement or Exhibit "D" to the MOXY/Phillips Agreement. Separate operating agreements will be entered into for each Prospect designated pursuant to the terms hereof, which agreements shall be in the form of the Operating Agreement appropriately amended to incorporate those provisions of this Agreement which relate to or affect the particular Prospect involved. In the event of a conflict between this Agreement and the Operating Agreement, this Agreement shall prevail.

                                     ARTICLE XII
                                        AUDITS

               Participants   shall   maintain,  and  shall  procure  their
          subcontractors' agreement to do likewise, a true and correct set of records pertaining to all activities relating to their performance under this Agreement and all transactions related thereto. Participants further agree, and shall procure that their subcontractors agree, to retain all such records for a period of not less than two (2) years after completion of performance under this Agreement. The participants and any representative or representatives authorized by them at any and all times during such term upon notice in writing to the other party shall have the right to audit the other party's accounts and records hereunder. The participants agree to make adjustments of their records and accounts where there is agreement regarding deficiencies revealed by the other party's audit. The audited party shall respond to any audit exception by the auditing party on or before one hundred eighty (180) days from receipt of written notice thereof. In addition, the participants shall also retain the required records for such period of time as is sufficient to allow for the audit of those records by the Internal Revenue Service, as provided by the Internal Revenue Code of 1986, as amended from time to time, and for such period of time which is sufficient to allow for the audit of those records by the appropriate state taxing authority as provided by similar provisions of state tax laws.

                                     ARTICLE XIII
                                  OWNERSHIP OF DATA

               Upon request by FRP, MOXY shall provide FRP with a license to any 2-D seismic data (which MOXY has the right to license to FRP) for which FRP has reimbursed MOXY under Article VI A. above. Within fifteen (15) days of its receipt of written request by FRP, MOXY shall provide FRP with field tapes, observers logs and positioning data, and SEG-Y tapes of both the final migrated 3-D volume and unmigrated volume (without AGC or final filter). Subject to the provisions of Article XV of the MOXY/Phillips Agreement, FRP shall own the 3-D Data in the proportion of its Project Interest and shall have the right to license, sell or trade the 3-D Data. FRP shall share in proportion to its Project Interest any revenues or trades derived by MOXY, FRP or Phillips from the sale or trade of such 3-D Data during a period of three
          (3) years from the June 13, 1995; thereafter, each party shall retain one hundred percent (100%) of the proceeds of any such sale or trade it may make.

                                     ARTICLE XIV
                                 PROJECT NET REVENUE

               FRP recognizes that MOXY, under the terms of certain agreements with its consultants, CLK Company and Michael C. Fauquir, has burdened the Project Area and the Properties with an aggregate overriding royalty of 3.125%. FRP agrees to proportionately share this burden. The parties shall also bear their proportionate share of all landowner royalties, overriding royalties, mortgages, liens and other burdens existing of record as of the date of this Agreement or provided for in the Other Agreements, or provided for in any instrument whereby an oil and gas interest is acquired subsequent to the date of this Agreement and such interest is subject to the terms and provisions hereof.

                                      ARTICLE XV
                                  LEASE MAINTENANCE

               MOXY shall  be responsible for the maintenance of the leases subject to this Agreement, including the payment of rentals, shut-in well payments and minimum royalties, but shall not be liable for its failure to do so. At least forty-five days (45) prior to the due date of any such lease maintenance payment, MOXY shall advise FRP of MOXY's recommendation regarding such payment, and FRP shall have fifteen (15) days after receipt of this notice to advise MOXY whether or not it concurs with such recommendation. FRP may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment, or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne jointly by the parties thereto as to their Project Interest. In the event that a party (including Phillips) elects not to pay its Project
          Interest share of a rental payment, the party electing not to participate in such rental payment shall assign to the paying party(ies) all of its undivided interest in the lease, or portion thereof, affected by such rental payment, free of any burdens other than those referred to herein and without warranty of title, either express or implied.

                                     ARTICLE XVI
                               PRE-EXISTING CONDITIONS

               By execution of this Agreement or any instruments in connection herewith, FRP has not assumed, and MOXY and FRP hereby agree that by such actions FRP has not assumed, the obligations of MOXY to Phillips under the terms of Article XXII of the
          MOXY/Phillips Agreement. MOXY agrees to hold harmless and indemnify FRP for any pre-existing contamination or environment claims and damages including costs of remediation, arising from any operations, acts or omissions by MOXY, its contractors and subcontractors, within the Project Area which may have occurred prior to the Effective Date; provided, however, there is excepted and excluded from this indemnification of FRP by MOXY, any contamination or environmental claims and damages, including costs of remediation, arising from any operations, acts or omissions by MOXY, its contractors and subcontractors, arising out of or in connection with any drilling operations, including dredging activities, on the first or second Promoted Well performed after June 13, 1995, but before the Effective Date. MOXY represents and warrants that it is not aware of any claims or demands for contamination or environmental damages arising prior to the Effective Date, other than claims for damages to oyster beds caused by dredging.

                                    ARTICLE XVII
                                  TECHNICAL SUPPORT
               MOXY shall provide  to  FRP  all  such technical support and information, including, without limitation, geological, geophysical and engineering interpretations or evaluations, as is reasonable under the circumstances to allow FRP to make an informed election in response to any proposal or request for participation made in connection with this Agreement. Additionally and upon request by FRP, representatives of MOXY shall meet with FRP representatives and shall report on the status of the activities in connection with the Project Area. Such meetings shall be held during normal business hours at the offices of MOXY and shall not be so frequent as is unreasonable under the circumstances. At such meetings, MOXY shall present all technical information or data available to it and which MOXY representatives reasonably believes will aid FRP in fully understanding the value of its interests in the Project Area. MOXY shall be reimbursed by FRP for any out of pocket expenses it incurs in connection with any such presentations.

                                    ARTICLE XVIII
                                        NOTICE

               Any notice or communication to a Party hereunder may be given, sent, paid or tendered by postage prepaid mail addressed to said Party at the address shown below, or such other address as it may hereafter designate, in writing or transmitted by telecopier or fax to the number designated below:


          If to MOXY:
          Freeport-McMoRan Oil & Gas Co.
          P.O. Box 60004
          New Orleans, Louisiana 70160
          Street Address:
          1615 Poydras Street
          New Orleans, Louisiana 70112
          Attention: Glenn A. Kleinert

          Telephone: (504) 582-4610
          Telecopier: (504) 582-4155

          If to FRP:
          c/o Freeport-McMoRan Inc.
          P. O. Box 60004
          New Orleans, Louisiana 70160
          Street Address:
          1615 Poydras Street
          New Orleans, Louisiana 70112

          Attention:Charles W. Goodyear

          Telephone:(504) 582-1734
          Telecopier:(504) 582-1611

               The originating notice given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any response thereto shall run form the date the originating notice is received. The second or responsive notice shall be deemed given when received. All notices shall be given during normal business hours, or if not, shall be deemed to have been received the next business day following receipt thereof. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to the other party.
                                     ARTICLE XIX
                             ALTERNATE DISPUTE RESOLUTION

               The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations between management personnel of the parties.

               If a controversy or claim should arise, an executive officer of FRP and an executive officer of MOXY, or their respective successors in the position they now hold (hereinafter called the "Project Managers"), will meet at least once and will attempt to resolve the matter. Either Project Manager may request the other to meet within fourteen (14) days, at a mutually agreed time.

               If the matter has  not been resolved within twenty (20) days of their first meeting, the Project Managers shall refer the matter to senior managers, who shall have authority to settle the dispute (hereinafter called the "Senior Managers"). Thereupon, the Project Managers shall promptly prepare and exchange memoranda stating the issues in dispute and their positions, summarizing the negotiations which have taken place, and attaching relevant documents. The Senior Managers will meet for negotiations within fourteen (14) days of the end of the twenty-day (20) period referred to above, at a mutually agreed time.

               The first meeting shall be held at the offices of the Project Manager receiving the request to meet. If more than one meeting is held, the meetings shall be held in rotation at the offices of FRP and MOXY.

               If the matter has not been resolved within thirty (30) days of the meeting of the Senior Managers (which period may be extended by mutual agreement), the Parties will attempt in good faith to resolve the controversy or claim in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.

               If  the  matter  has  not  been  resolved  pursuant  to  the aforesaid mediation procedure within sixty (60) days of the commencement of such procedure (which period may be extended by mutual agreement), the controversy shall be settled by arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by three (3) arbitrators (each party selecting one arbitrator and those arbitrators shall select the third arbitrator). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16 and any award shall include holdings of fact and reasons. Judgment upon the award rendered by the Arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be New Orleans, Louisiana.

                                      ARTICLE XX
                        CONFORMANCE WITH LAWS AND REGULATIONS

               This Agreement is subject to all applicable federal, state, and local laws and all applicable rules, orders and regulations of any authorized and duly constituted federal, state and local regulatory body or authority having jurisdiction thereof, and all operations conducted hereunder shall be in conformity therewith. The provisions hereof are binding upon the parties and shall extend to their respective legal representatives, successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

                                     ARTICLE XXI
                              TAX PARTNERSHIP PROVISION

               Nothing in this Agreement is intended, and shall not be construed, to create a partnership, joint venture, mining partnership, corporation, association or other relationship under state law whereby any party hereto shall ever be held liable or deemed liable in any manner for the acts, omissions, or obligations of the other. The duties, obligations and liabilities of the parties set forth in this Agreement shall be several and not joint so that each party shall be liable only for its proportionate share of the duties, obligations and liabilities of the parties under the terms of this Agreement. For federal and state income tax purposes only, the parties hereto shall be governed by the terms and provisions of the Tax Partnership provision attached as Exhibit "G" to the operating agreement attached as Exhibit "D" to the MOXY/Phillips Agreement.


                                     ARTICLE XXII
                                SUCCESSORS AND ASSIGNS

               The terms, covenants, and conditions hereof shall be deemed to be covenants running with the Properties and, as such, shall extend to, bind and inure to the benefit of the parties hereto, their successors and assigns.

                                    ARTICLE XXIII
                          SUBSEQUENT ASSIGNMENTS OF INTEREST

               Any assignment, sale or transfer of the interest in or under this Agreement shall be made expressly subject to all of the terms and provisions of this Agreement, and the assignee shall expressly agree in writing to be bound by the terms hereof. The assigning party shall promptly furnish all other parties with a fully executed copy of any such assignment, sale or transfer. Notwithstanding anything hereinabove to the contrary, no assignment shall be made without the prior written consent of the other party, which consent shall not be unreasonably withheld.

                                     ARTICLE XXIV
                                      APPROVALS

               It is recognized and acknowledged by FRP and MOXY that this Agreement is subject to the approval of Phillips and that the Assignment is subject to the approval of various persons including, without limitation, the State Mineral Board of the State of Louisiana, The Louisiana Land and Exploration Company, Texaco Exploration and Production Inc. and Toce Petroleum Company. MOXY shall obtain all requisite approvals to this Agreement and to the Assignment with all due diligence. To the extent the lack of any such approval affects the record title of FRP under the Assignments, MOXY shall hold the Interests assigned to FRP under the Assignments as the nominee of FRP until such approval is obtained. As nominee of FRP, MOXY shall treat FRP in all respects as if full record title in the Interests assigned to FRP in the Assignments had fully vested in FRP. Notwithstanding the foregoing, in the event that MOXY does not obtain the approval of (i) Phillips to this Agreement and/or (ii) The Louisiana Land and Exploration Company and Texaco Exploration and Production Inc. to the Assignments within ninety (90) days after the Effective Date and the failure to obtain any such approval materially affects FRP's rights in this Agreement or under the LL&E et al Assignment, then FRP may elect to void this Agreement effective as of the Effective Date. In the event of such an election by FRP, MOXY shall reimburse FRP for all payments made hereunder and FRP shall reassign to MOXY all the Properties.

                                     ARTICLE XXV
                                  ENTIRE AGREEMENT

               This Agreement and its exhibits shall constitute the entire agreement between the parties relating to the subject matter hereof, and there are no other written or oral agreements, undertakings, obligations, promises, assurances or conditions, whether precedent or otherwise relating thereto. Any conflict between the provisions of the attached exhibits including, without limitation, the MOXY/Phillips Agreement, and this Agreement shall be resolved in favor of this Agreement.

                                     ARTICLE XXVI
                                         TERM

               This Agreement shall remain in effect until June 13, 2000, or for as long as the parties have the option to make selections under the LL&E Agreement or the State Agreement, whichever time is the later.

                                    ARTICLE XXVII
                               HEADINGS FOR CONVENIENCE

               The paragraph headings used in this Agreement are inserted for convenience only and shall be disregarded in construing this Agreement.

               IN WITNESS WHEREOF, the parties have executed  and  accepted
          this   Agreement  on  the  dates  set  out  in  their  respective acknowledgments, but effective as of the Effective Date.

          WITNESSES:                         McMoRan Oil & Gas Co.

          ____________________________       BY:  /s/Glenn A. Kleinert
                                                  ---------------------
                                                  Glenn A. Kleinert
          ____________________________            Senior Vice President


          WITNESSES:                         Freeport-McMoRan Resource
                                             Partners, Limited Partnership,
          _____________________________      by its administrative managing
                                             general partner,
          _____________________________      Freeport-McMoRan Inc.

                                             BY: /s/Charles W. Goodyear
                                                 -----------------------

                                             NAME: Charles W. Goodyear
                                                   ---------------------

                                             TITLE: Executive Vice President
                                                    ------------------------

          STATE OF LOUISIANA

          PARISH OF ORLEANS

               On  this        28th               day  of             June,
          1996, before me personally appeared Glenn A. Kleinert, to me personally known, who, being by me duly sworn, did say that he is the Senior Vice President of McMoRan Oil & Gas Co., a Delaware corporation, and that the foregoing instrument was signed on behalf of said corporation by authority of the Board of Directors, and said appearer acknowledged said instrument to be the free act and deed of said corporation.


          WITNESSES:

          _______________________________

          _______________________________




          ---------------------------------
          Notary Public, State of Louisiana
          My commission expires At Death.

          STATE OF LOUISIANA

          PARISH OF ORLEANS

               On this      28th       day of      June        1996, before
          me   personally   appeared         Charles W. Goodyear,   to   me
          personally known, who, being by me duly sworn, did say that he is the Executive Vice President of Freeport-McMoRan Inc. administrative managing general partner of Freeport-McMoRan Resource partners, Limited Partnership, and that the foregoing instrument was signed on behalf of said Freeport-McMoRan Resource Partner, Limited Partnership by authority of the Board of Directors of its administrative managing general partner, Freeport-McMoRan Inc. and said appearer acknowledged said instrument to be the free act and deed of said Freeport-McMoRan Resource Partner, Limited Partnership.


                                                    --------------------
          WITNESSES:                                   Notary Public

          --------------------

          --------------------

                List of Exhibits to that Certain Exploration Agreement
                             dated effective July 1, 1996
                             by and between MOXY and FRP


          Exhibits

          A.   MOXY/Phillips Agreement

          B.   LL&E et al Assignment

          C.   TOCE Assignment

          D.   LL&E letter dated May 22, 1996

          E. Letter agreement dated April 15, 1996 by and between MOXY and LL&E

          F. Letter agreements dated May 2 and 21, 1996, by and between MOXY and Phillips

                                    EXHIBIT "A"


      Exhibit A the Exploration Agreement dated June 13, 1995 between McMoRan Oil & Gas Co., and Phillips Petroleum Company is incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 1995.

                                  EXHIBIT "B"


                              ASSIGNMENT AND CONVEYANCE

          STATE OF LOUISIANA
          PARISH OF TERREBONNE

               THIS Assignment and Conveyance, made effective as of July 1, 1996, is from McMoRan Oil & Gas Co., a Delaware Corporation, (herein referred to as "Assignor"), whose address is 1615 Poydras Street, Post Office Box 60004, New Orleans, Louisiana 70160, to Freeport McMoRan Resource Partners, Limited Partnership, a limited partnership formed under the laws of the State of Delaware, acting herein through its administrative managing general partner, Freeport-McMoRan Inc. (herein referred to as "Assignee"), whose address is 1615 Poydras Street, Post Office Box 60004, New Orleans, Louisiana 70160.

               FOR AND IN CONSIDERATION of the sum of ONE HUNDRED DOLLARS AND NO/100 ($100.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which hereby are acknowledged by Assignee, Assignor, subject to the reservations contained herein, does hereby transfer, grant, bargain, sell, convey and assign to Assignee the following (all of which are herein called "Interests"):

               1. An undivided Fifty Percent (50%) of Assignor's right, title and interest (being an undivided 50% of Assignor's undivided 50% interest) in and to those certain oil, gas and mineral leases listed and described in Exhibit "A", which is attached hereto and made a part hereof for all purposes and to the estates created by the leases, licenses, permits, contractual rights, and other agreements described in Exhibit "A", LESS AND EXCEPT any right, title and interest acquired by Assignor by or through the (i) Partial Assignment of State Lease 13298 dated effective February 20, 1996, between Toce Oil Co., Inc. and Assignor recorded in Conveyance Book 1509, under Entry No. 976275 of the records of Terrebonne Parish, Louisiana, (ii) Partial Reassignment of Sublease dated effective November 14, 1994, between Toce Oil Co., Inc. et al. and Assignor, recorded in Conveyance Book 1509, under Entry No. 976276 of the records of Terrebonne Parish, Louisiana, and (iii) Partial Reassignment of Sublease dated effective November 14, 1994, between Toce Oil Co., Inc. et al. and Assignor, recorded in Conveyance Book 1509, under Entry No. 976277, of the records of Terrebonne Parish, Louisiana, (all of which are herein called the "Leases") covering the lands described therein (herein called the "Lands");

               2. An undivided Fifty Percent (50%) of Assignor's right, title and interest (being an undivided 50% of Assignor's undivided 50% interest) in and to all wells on the Leases and Lands, all production therefrom, all gathering and flowlines, pipelines, processing plants, facilities, equipment and improvements, any and all other personal property now located on the Leases and Lands, or appurtenant thereto or used or obtained in connection therewith, and all other appurtenances thereunto belonging;

               3. An undivided Fifty Percent (50%) of Assignor's right, title and interest (being an undivided 50% of Assignor's undivided 50% interest) in and to the estates created by the licenses, permits, and contractual rights relating to the 3-D Seismic Survey and to Proprietary Line 85-1, both described in Exhibit "A"; and

               4. An undivided Fifty Percent (50%) of Assignor's right, title and interest (being an undivided 50% of Assignor's undivided 50% interest) in The Louisiana Land and Exploration Company Seismic & Exploration Agreement and the State of Louisiana Exclusive Geophysical Agreement described in Exhibit "A", together with like undivided interests in and to all the property and rights incident thereto, including such rights in, to and under all the agreements, leases, permits, easements, licenses and orders in any way relating thereto.

               TO HAVE AND TO HOLD the Interests unto Assignee and its successors and assigns, subject to the following conditions:

               1. This Assignment and Conveyance is made and accepted without warranty of title, either express or implied, except against every person whomsoever lawfully claiming or to claim the Interests or part thereof, by, through or under Assignor only, but is made with full substitution and subrogation of all rights and actions of warranty Assignor may have against all others as to the Interests assigned.

               2. This Assignment and Conveyance is made and accepted subject to all burdens, encumbrances, contracts and agreements which are of record and/or provided for in those instruments and/or agreements described in Exhibit "A", to the extent that same are in force and effect and Assignee specifically accepts its proportionate share thereof. This Assignment and Conveyance is further made subject to (i) that Exploration Agreement dated effective July 1, 1996, between Assignor and Assignee relative to the Interests and (ii) that certain Exploration Agreement Bay Junop dated effective as of June 13, 1995, between Phillips Petroleum Company and Assignor.

               3. Reference is hereby made for all purposes to that certain Assignment of Oil and Gas Leases by Union Oil Company of California, as assignor, to Energy Properties, Inc., as assignee, dated effective as of June 1, 1992, recorded in Conveyance Book 1336, page 287, under Entry No. 905195 of the records of Terrebonne Parish, Louisiana, and all of the terms and provisions of that assignment are incorporated into this agreement by reference. Assignee does hereby expressly assume an undivided Twenty-five (25%) percent of all of the obligation owed by Energy Properties, Inc. to Union Oil Company of California under and pursuant to the terms of that assignment.

               4.   Reference  is hereby made  for  all  purposes  to  that
          certain Sale and Assignment by Texaco Exploration and Production Inc. to Assignor, dated effective as of November 14, 1994, recorded in Conveyance Book 1451, page 77, under Entry No. 950839 of the records of Terrebonne Parish, Louisiana (and to the Agreement to Purchase and Sell between Texaco Exploration and Production Inc. and Assignor incorporated by reference into that Sale and Assignment, and attached to and recorded with that Sale and Assignment), and all of the terms and provisions of that Sale and Assignment and Agreement to Purchase and Sell are incorporated into this agreement by reference. Assignee does hereby expressly assume an undivided Twenty-five (25%) percent of all of the obligations owed by Assignor to Texaco Exploration and Production Inc. under and pursuant to the terms and provisions of numbered Paragraph 3 of the Sale and Assignment and numbered Paragraph 1 of the Agreement to Purchase and Sell. Pursuant to the Agreement to Purchase and Sell between Texaco Exploration and Production Inc. and Assignor dated effective as of November 14, 1994, any future or subsequent transaction(s) affecting that certain oil, gas and mineral lease dated March 25, 1946, executed by the State Mineral Board for and on behalf of the State of Louisiana to Union Oil Company of California, designated as State Lease No. 725, recorded in Conveyance Book 150, page 354, under Entry No. 62382 of the records of Terrebonne Parish, Louisiana must also receive the prior written consent of Texaco Exploration and Production Inc.

               5. Insofar as this Assignment and Conveyance effectuates an assignment of interests in or affecting State Lease Nos. 725 and 13298, this Assignment and Conveyance is subject to the approval of the State Mineral Board of the State of Louisiana, and Assignee does hereby accept such assignment and agrees to fulfill its 25% share of all obligations, conditions and stipulations in State Lease Nos. 725 and 13298, and the rules and regulations of the State Mineral Board insofar as applicable to the interests transferred by this Assignment and Conveyance.

               6. Insofar as this Assignment and Conveyance effectuates an assignment of interests in or affecting the Terrebonne Parish School Board Lease, this Assignment and Conveyance is subject to the approval of the Terrebonne Parish School Board, and Assignee does hereby accept such assignment and agrees to fulfill its 25% share of all obligations, conditions and stipulations in the Terrebonne Parish School Board Lease and the rules and regulations of the Terrebonne Parish School Board Lease insofar as applicable to the interests transferred by this Assignment and Conveyance.

               7. This Assignment and Conveyance shall extend to, be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

               8. To the extent the Interests conveyed hereby constitute personal property or fixtures ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY;
          (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; AND, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS.

               IN WITNESS WHEREOF, Assignor and Assignee have executed and accepted this Assignment and Conveyance on the dates set out in their respective acknowledgments hereto, but effective as of the date set forth above, subject to (i) the approval by the State Mineral Board of the State of Louisiana as to the State interests affected hereby, (ii) the approval of The Louisiana Land and Exploration Company as to its interests affected hereby, and
          (iii) the approval of Texaco Exploration and Production Inc. as to that certain oil, gas and mineral lease dated March 25, 1946, executed by the State Mineral Board for and on behalf of the State of Louisiana to Union Oil Company of California, designated as State Lease No. 725, recorded in Conveyance Book 150, page 354, under Entry No. 62382 of the records of Terrebonne Parish, Louisiana.

          WITNESSES:                         McMoRan Oil & Gas Co.

                                             BY: __________________________
                                                  Glenn A. Kleinert
                                                  Senior Vice President



          WITNESSES:                         Freeport-McMoRan Resource
                                             Partners, Limited Partnership,
          ________________________           by its administrative managing
                                             general partner,
          ________________________           Freeport-McMoRan Inc.

                                             BY: ___________________________

                                             NAME: _________________________

                                             TITLE: ________________________

          STATE OF LOUISIANA
          PARISH OF ORLEANS

               On  this             day  of                               ,
          1996, before me personally appeared Glenn A. Kleinert, to me personally known, who, being by me duly sworn, did say that he is the Senior Vice President of McMoRan Oil & Gas Co., a Delaware corporation, and that the foregoing instrument was signed on behalf of said corporation by authority of the Board of Directors, and said appearer acknowledged said instrument to be the free act and deed of said corporation.



          WITNESSES:

          ______________________________

          ______________________________


          ______________________________
          Notary Public, State of Louisiana
          My commission expires At Death.

          STATE OF LOUISIANA

          PARISH OF ORLEANS

               On this           day of                        1996, before
          me   personally   appeared                            ,   to   me
          personally known, who, being by me duly sworn, did say that he is
          the                                 of    Freeport-McMoRan   Inc.
          administrative managing general partner of Freeport-McMoRan Resource partners, Limited Partnership, and that the foregoing instrument was signed on behalf of said Freeport-McMoRan Resource Partner, Limited Partnership by authority of the Board of Directors of its administrative managing general partner, Freeport-McMoRan Inc., and said appearer acknowledged said instrument to be the free act and deed of said Freeport-McMoRan Resource Partner, Limited Partnership.



          WITNESSES:                                   Notary Public

          _________________________

          _________________________

                                  EXHIBIT "C"

                              ASSIGNMENT AND CONVEYANCE

          STATE OF LOUISIANA

          PARISH OF TERREBONNE

               THIS Assignment and Conveyance, made effective as of July 1, 1996, is from McMoRan Oil & Gas Co., a Delaware Corporation, (herein referred to as "Assignor"), whose address is 1615 Poydras Street, Post Office Box 60004, New Orleans, Louisiana 70160, to Freeport McMoRan Resource Partners, Limited Partnership, a limited partnership formed under the laws of the State of Delaware, acting herein through its administrative managing general partner, Freeport-McMoRan Inc. (herein referred to as "Assignee"), whose address is 1615 Poydras Street, Post Office Box 60004, New Orleans, Louisiana 70160.

               FOR AND IN CONSIDERATION of the sum of ONE HUNDRED DOLLARS AND NO/100 ($100.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which hereby are acknowledged by Assignee, Assignor, subject to the reservations contained herein, does hereby transfer, grant, bargain, sell, convey and assign to Assignee the following (all of which are herein called "Interests"):

               1. An undivided Fifty Percent (50%) of Assignor's right, title and interest (being an undivided 50% of Assignor's undivided 50% interest) in and to those certain oil, gas and mineral leases listed and described in Exhibit "A", which is attached hereto and made a part hereof for all purposes and to the estates created by the leases, licenses, permits, contractual rights, and other agreements described in Exhibit "A", TO THE EXTENT AND ONLY TO THE EXTENT Assignor's right, title and interest was acquired by or through the (i) Partial Assignment of State Lease 13298 dated effective February 20, 1996, between Toce Oil Co., Inc. and Assignor recorded in Conveyance Book 1509, under Entry No. 976275 of the records of Terrebonne Parish, Louisiana, (ii) Partial Reassignment of Sublease dated effective November 14, 1994, between Toce Oil Co., Inc. et al. and
          Assignor, recorded in Conveyance Book 1509, under Entry No. 976276 of the records of Terrebonne Parish, Louisiana, and (iii) Partial Reassignment of Sublease dated effective November 14, 1994, between Toce Oil Co., Inc. et al. and Assignor, recorded in Conveyance Book 1509, under Entry No. 976277, of the records of Terrebonne Parish, Louisiana, (all of which are herein called the "Leases") covering the lands described therein (herein called the "Lands"); and

               2. An undivided Fifty Percent (50%) of Assignor's right, title and interest (being an undivided 50% of Assignor's undivided 50% interest) in and to all wells on the Leases and Lands, all production therefrom, all gathering and flowlines, pipelines, processing plants, facilities, equipment and improvements, any and all other personal property now located on the Leases and Lands, or appurtenant thereto or used or obtained in connection therewith, and all other appurtenances thereunto belonging.

               TO HAVE AND TO HOLD the Interests unto Assignee and its successors and assigns, subject to the following conditions:

               1. This Assignment and Conveyance is made and accepted without warranty of title, either express or implied, except against every person whomsoever lawfully claiming or to claim the Interests or part thereof, by, through or under Assignor only, but is made with full substitution and subrogation of all rights and actions of warranty Assignor may have against all others as to the Interests assigned.

               2. This Assignment and Conveyance is made and accepted subject to all burdens, encumbrances, contracts and agreements which are of record and/or provided for in those instruments and/or agreements described in Exhibit "A", to the extent that same are in force and effect and Assignee specifically accepts its proportionate share thereof. This Assignment and Conveyance is further made subject to (i) that Exploration Agreement dated effective July 1, 1996, between Assignor and Assignee relative to the Interests and (ii) that certain Exploration Agreement Bay Junop dated effective as of June 13, 1995, between Phillips Petroleum Company and Assignor.

               3. Insofar as this Assignment and Conveyance effectuates an assignment of interests in or affecting State Lease Nos. 725 and 13298, this Assignment and Conveyance is subject to the approval of the State Mineral Board of the State of Louisiana, and Assignee does hereby accept such assignment and agrees to fulfill its 25% share of all obligations, conditions and stipulations in State Lease Nos. 725 and 13298, and the rules and regulations of the State Mineral Board insofar as applicable to the interests transferred by this Assignment and Conveyance.

               4. This Assignment and Conveyance shall extend to, be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

               5. To the extent the Interests conveyed hereby constitute personal property or fixtures ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY;
          (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; AND, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS.

               IN WITNESS WHEREOF, Assignor and Assignee have executed and accepted this Assignment and Conveyance on the dates set out in their respective acknowledgments hereto, but effective as of the date set forth above, subject to the approval by the State Mineral Board of the State of Louisiana as to the State interests affected hereby.

          WITNESSES:                         McMoRan Oil & Gas Co.

          ________________________           BY: _______________________
                                                  Glenn A. Kleinert
          ________________________                Senior Vice President



          WITNESSES:                         Freeport-McMoRan Resource
                                             Partners, Limited Partnership,
          ________________________           by its administrative managing
                                             general partner,
          ________________________           Freeport-McMoRan Inc.

                                             BY: ________________________

                                             NAME:

                                             TITLE:

          STATE OF LOUISIANA
          PARISH OF ORLEANS

               On  this             day  of                               ,
          1996, before me personally appeared Glenn A. Kleinert, to me personally known, who, being by me duly sworn, did say that he is the Senior Vice President of McMoRan Oil & Gas Co., a Delaware corporation, and that the foregoing instrument was signed on behalf of said corporation by authority of the Board of Directors, and said appearer acknowledged said instrument to be the free act and deed of said corporation.


          WITNESSES:

          ____________________________

          ____________________________



          Notary Public, State of Louisiana
          My commission expires At Death.

          STATE OF LOUISIANA

          PARISH OF ORLEANS

               On this           day of                        1996, before
          me   personally   appeared                            ,   to   me
          personally known, who, being by me duly sworn, did say that he is
          the                                 of    Freeport-McMoRan   Inc.
          administrative managing general partner of Freeport-McMoRan Resource partners, Limited Partnership, and that the foregoing instrument was signed on behalf of said Freeport-McMoRan Resource Partner, Limited Partnership by authority of the Board of Directors of its administrative managing general partner, Freeport-McMoRan Inc., and said appearer acknowledged said instrument to be the free act and deed of said Freeport-McMoRan Resource Partner, Limited Partnership.



          WITNESSES:                                   Notary Public

                                     EXHIBIT "D"


                                  [LL&E Letterhead]



                                     May 22, 1996



          McMoRan Oil & Gas Co.
          1615 Poydras Street
          New Orleans, Louisiana   70112

          Attention:  Mr. Glenn A. Kleinert

          3-D Seismic and Exploration Agreement
          Prospect Elections
          N. Bay Junop and E. Fiddler's Lake Prospects
          Terrebonne Parish, Louisiana

          Gentlemen:

               This  is  to  advise that The Louisiana Land and Exploration
          Company has reviewed the 3-D seismic data acquired over the AMI as established for the captioned agreement ("the Agreement") and has determined that it elects not participate as to its Proportionate Share in the Prospect Areas depicted on the plats attached hereto and labeled Exhibit "A", North Bay Junop and Exhibit "B", East Fiddler's Lake. Under such election, LL&E relinquishes its right to participate as a working interest owner as to such Prospect Areas pursuant to the terms of the captioned Agreement dated December 19, 1994.

               Additionally, as per our previous conversation LL&E is preparing an oil and gas lease covering LL&E fee acreage within the East Fiddler's Lake Prospect as shown on Exhibit "B" which is not subject to an existing lease in favor of McMoRan.

               Should you need anything further, please advise.

                                             Very truly yours,

                                             THE LOUISIANA LAND AND
                                             EXPLORATION COMPANY

                                             /s/ Robert J. Chebul

                                             Robert J. Chebul
          RJC/cl
          Attachments

                                     EXHIBIT "E"

                            [MCMORAN OIL & GAS CO. LETTERHEAD]


                                 April 15, 1996


                    The Louisiana Land and Exploration Company
                    909 Poydras Street
                    36th Floor
                    New Orleans, Louisiana   70112

                    Attention:  Mr. Bill Johnson

                    NORTH BAY JUNOP
                    TERREBONNE PARISH, LOUISIANA
                    3-D SEISMIC AND EXPLORATION AGREEMENT

                    Gentlemen:

                    This letter shall evidence our agreement to amend the captioned agreement of December 19, 1994 (hereinafter referred to as the "Agreement") in order to incorporate the following changes:

                    1. The MOXY Leases, and LL&E Leases, as defined in the Agreement, shall be collectively considered as a single lease for the purposes of the continuous drilling provisions of Paragraph 6 of the lease agreement forms. Accordingly, as long as MOXY continuously spuds successive wells on the leased premises of any MOXY Lease or LL&E Lease within one hundred and eighty days from the completion or abandonment of a well drilled on the leased premises of any MOXY Lease or LL&E Lease, all MOXY Leases and LL&E Leases will be deemed to be maintained in full force and effect by such operation as if such operation was being performed on the leased premises of each lease.

                    2. MOXY does hereby furnish notice that the initial well will be spudded no later than August 31, 1996 subject to rig availability and the granting of necessary permits. In the event of a delay resulting from the lack of a suitable drilling rig or the granting of necessary permits, the spud date for the initial well may be delayed, as necessary, beyond August 31, 1996, but in no event shall such spud date be extended beyond November 30, 1996, unless mutually agreed to by the parties hereto.

                    3. The Geophysical Option granted to MOXY under Paragraph II A. of the Agreement is hereby extended so as to provide that the option to acquire LL&E Leases under the provisions of Paragraph II A. of the Agreement may be exercised on or before, but not later than, 90 days after the initial well spudded on a Prospect designated by MOXY has reached the projected total depth and the rig is released from that well. In the unlikely event that the initial well has not been spudded by November 30, 1996 and no extension of such date has been agreed to, then any exercise of an option under Paragraph II.A of the Agreement must be exercised no later than November 30, 1996.

                    4.   This letter shall serve as notice in
                         compliance with the provisions of Paragraph
                         I.C.2 of the Agreement since MOXY has
                         proposed to drill a prospect test well
                         pursuant to Article IV of the Agreement
                         during 1996 and shall confirm that the 1996 rental payments are waived.

                    5. Capitalized Terms used herein shall have the same meaning ascribed to them in the Agreement.

                    The Agreement as amended hereby is acknowledged to be in full force and effect and is ratified for all purposes.

                                        Very truly yours,

                                        McMoRan Oil & Gas Co.



                                        By:  /s/ Glenn A. Kleinert
                                             Glenn A. Kleinert
                                             Senior Vice President



                    AGREED TO AND ACCEPTED ON
                    THIS 23rd DAY OF APRIL, 1996.

                    THE LOUISIANA LAND AND EXPLORATION COMPANY

                    BY:  /s/ Robert J. Chebul
                         Robert J. Chebul
                         Vice President and
                           General Manager

                                     EXHIBIT "F"

                            [McMoRan Oil & Gas Letterhead]


                                     May 21, 1996




          Phillips Petroleum Company
          Box 1967
          Houston, Texas  77251-1967

          Attn.  Mr. W. H. Rainbolt

          WELL PROPOSALS
          BAY JUNOP EXPLORATION AGREEMENT
          TERREBONNE PARISH, LOUISIANA

          Gentlemen:

          We have received your letter agreement dated May 2, 1996 and the terms and conditions contained therein are acceptable to MOXY, subject to the following clarification and modifications:

          - The LL&E B#1, the East Fiddlers Lake test well, as such well is currently permitted and proposed in the well plan design and cost estimate attached to your letter of May 2, 1996, shall be considered formally proposed by such letter. The depths of 16,100', 17,700' and 18,500' and their respective "Line", "Trace" and "Footage" descriptions shall be considered the center of the target and bottomhole locations respectively and any reference to formations in said item 3 shall be deleted. The election period as contemplated by the Exploration Agreement dated July 13, 1995 shall start to run on May 2, 1996. MOXY hereby agrees to participate for its Project Interest in the drilling of such well. Unless extended by mutual agreement, drilling operations for such well shall commence on or before July 1, 1996, subject to rig availability, completion of location access dredging and location preparation, and transfer to Phillips of all state, federal and local permits and approvals required for the drilling of such well.

          - The Prospect Area for the Bay Junop test well (LL&E A#1) shall be the area proposed to and accepted by LL&E. Such Prospect Area is set out on Exhibit "A" attached hereto;

          - The Prospect Area for the East Fiddlers Lake test well (LL&E B#1) shall be the area set out on Exhibit "B" attached hereto, subject only to modifications which may be necessary to gain LL&E approval;

               If for any reason MOXY and Phillips have not reached agreement on a well plan for the LL&E A#1 well on or before September 1, 1996 and Phillips has not agreed to spud such well by October 1, 1996 in accordance with the agreed plan, then MOXY shall have the option, at any time after September 1, 1996, to activate the five (5) day election period contemplated by item 4 of the above referenced letter agreement, which period shall commence on the date of MOXY's notice to Phillips of the final surface location, bottomhole location and well plan for said well.

          - Phillips shall have three (3) working days after receipt from MOXY of a copy of the proposed dredging contract and applicable permit documents to review the contract and documents and provide comments and/or approval. Failure to respond during such three (3) day period shall be deemed to be an election to participate in such operation. In the event Phillips does not approve such contract, the parties shall immediately meet and if a mutually acceptable contract is not agreed to within 48 hours from the end of the above three (3) day period, the original proposal of MOXY shall prevail. Except for the 48 hours, the times referred to herein shall be exclusive of Saturdays, Sundays and legal holidays.

          - Phillips understands that MOXY has filed permit documents for drilling location "C" (set out on Exhibit "C" hereto) and that the parties may decide to move forward with preparation for and drilling of this location prior to completion of drilling on the LL&E B#1 and/or the LL&E A#1, subject to any such operations being proposed and approved pursuant to said Exploration Agreement.

          - MOXY and Phillips agree that oyster damages and dredging costs incurred by MOXY relating to the LL&E B#1 well shall be borne 60% by Phillips; such costs relating to the LL&E A#1 well shall be borne 66 2/3% by Phillips; and, such costs relating to the said "C" location, if any such operations are approved by Phillips and MOXY, shall be borne 50% by Phillips.

          If the above clarification and modifications to your May 2, 1996 letter agreement are acceptable, please execute and return one copy of this letter for our files on or before May 28, 1996. If MOXY has not received an executed copy hereof on or before May 28, 1996, this letter agreement shall have no further force and effect.

                                             Very truly yours,

                                             McMoRan Oil & Gas Co.

                                             /s/ Glenn A. Kleinert
                                             Glenn A. Kleinert
                                             Senior Vice President




          Agreed and Accepted this 24th day of May, 1996.

          Phillips Petroleum Company

          By:   /s/ J.E. Carlton

          Its:      J.E. Carlton
                    Attorney-in-Fact

                                     EXHIBIT "F"


                       [PHILLIPS PETROLEUM COMPANY LETTERHEAD]




          May 2, 1996


          McMoRan Oil & Gas Co.
          1615 Poydras Street
          New Orleans, LA   70112

          Attention:  Mr. Glenn Kleinert

          Re:  Well Proposals
               Bay Junop Exploration Agreement
               Terrebonne Parish, Louisiana

          Gentlemen:

          We are in receipt of your well proposal dated April 19, 1996 for the drilling of the LL&E No. 1 Well on the Bay Junop prospect. Said proposal was made pursuant to our Exploration Agreement dated July 13, 1995 between McMoRan Oil & Gas Co. ("MOXY") and Phillips Petroleum Company ("Phillips"). As you know, subsequent to receiving said proposal, representatives of Phillips and MOXY met at MOXY's office to discuss our respective positions on how, when and where to drill both the Bay Junop prospect test well ("LL&E-A #1") and the East Fiddler's Lake test well ("LL&E-B#1). As a result of said meeting and additional discussions between the parties, Phillips and MOXY hereby agree to the following:

               1.   Phillips  will   immediately   proceed  to  secure  its
                    management approval to drill the LL&E-B #1.

               2. Phillips agrees that MOXY's April 19, 1996 proposal to drill the LL&E-A #1 will be considered the first prospect proposal pursuant to said Exploration Agreement and said well will be considered the first Promoted Well pursuant to said agreement.

               3. Subject to Phillips acquiring its management approval for the drilling of the LL&E-B #1, said well will be considered the second Promoted Well under said Exploration Agreement but will be drilled first with an anticipated spud date on or around the middle of June, 1996, pending final approval, settlement of oyster damages, dredging and clearance of title. Phillips and

                    MOXY agree that the surface, target and bottomhole locations for the LL&E-B #1 will be as follows:

              Depth (TVD)       Line    Trace            Footage
             ____________     _______ _______ _______________________________

             Surface            380    1300  1050'FSL, 1370'FWL Sec 8-21S-14E
             16,100' Cib Carst  382    1322  2850'FSL, 1220'FWL Sec 8-21S-14E
             17,700' Tex-W      383    1331  3500'FSL, 1170'FWL Sec 8-21S-14E
             18,500' TD         383    1335  3825'FSL, 1147'FWL Sec 8-21S-14E

                    Attached is Phillips' cost estimate and well plan for the LL&E-B#1.

               4. Pending Phillips management approval to drill the LL&E-A #1, MOXY agrees to hold its April 19, 1996 prospect proposal for said well in abeyance. It is Phillips' intention to review the preliminary results of its pre-stack depth migration in the Bay Junop area to determine the best well plan for the LL&E-A #1 prior to spudding such well. Subject to obtaining said management approval, Phillips would commence drilling operations on the well following rig release from the LL&E-B #1, utilizing the same barge rig as that used to drill the LL&E-B #1. Immediately upon review of the preliminary results of the pre-stack depth migrated data in the Bay Junop area, Phillips and MOXY shall meet to attempt to mutually agree upon a well plan for the LL&E-A #1. Should Phillips and MOXY be unable to reach such agreement, MOXY shall have the right to propose a final surface and bottomhole location and well plan for the &E-A #1 and Phillips shall have five
                    (5) days exclusive of Saturdays' Sundays and holidays to elect whether or not to participate for its Project Interest in said well. Failure to respond to MOXY's proposal shall be deemed an election not to participate in said well.

               5. MOXY shall use its best efforts to settle oyster damages necessary to drill both the LL&E-B #1 and the LL&E-A #1. MOXY shall award a contract and commence operations to dredge the necessary access and location for the LL&E-B #1, however, MOXY shall consult with and obtain Phillips' approval prior to awarding such contract and shall not commence operations until
                    Phillips has reviewed all of the state, federal and local permits and approvals required for such operations. Regardless of whether Phillips obtains its management approval for the drilling of the LL&E-B #1 and the LL&E-A #1, Phillips shall reimburse MOXY promptly, when presented with a proper invoice, for 60% of all costs incurred by MOXY for the above mentioned oyster damages and dredging costs. In no event, however, shall MOXY expend an amount greater than $250,000.00 gross for such costs without the prior written approval of Phillips.

          If the above is acceptable to MOXY, please so indicate by executing both originals of this letter and returning one to W.
          H. Rainbolt at the letterhead address. Please call Mr. Rainbolt at (713) 669-7497 if you have any questions regarding this agreement. It is understood and agreed to by Phillips and MOXY that this agreement amendes the Exploration Agreement insofar, and only insofar, as it addresses the prospect proposals and promoted wells addressed in Articles VIII and XIII of said Exploration Agreement.

                                   Sincerely,

                                   PHILLIPS PETROLEUM COMPANY


                                   /s/ J.E. Carlton
                                   J. E. Carlton
                                   Attorney-in-Fact


          cc:  S. E. Gast
               N. P. Omsberg
               W. H. Rainbok





          AGREED TO AND ACCEPTED THIS
            24th DAY OF MAY, 1996.

          McMoRan Oil & Gas Co.


          By:  /s/ Glenn A. Kleinert
          Title: Senior Vice President